Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Barbara K. Hembree
November 19, 2008	317.465.0445
bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis

Announces Results of Michigan Member Board of Director Election

Indianapolis, IN—The Federal Home Loan Bank of Indianapolis (FHLBI) announced today the certified results of the Michigan election of a member director to its Board of Directors for a two-year term beginning January 1, 2009, and ending December 31, 2010.

Paul Clabuesch, Chairman & CEO, Thumb National Bank & Trust Co., Pigeon, MI, was re-elected to the one open seat. The other candidate for election in Michigan was Mark D. Wahl, Chief Financial Officer/Chief Credit Officer, First National Bank of America, East Lansing, MI.

Mr. Clabuesch currently serves as Chairman of the FHLBI’s board of directors.

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Building Partnerships, Serving Communities

The Federal Home Loan Bank of Indianapolis (FHLBI) is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations. The FHLBI is owned by its financial institution members, which include commercial banks, credit unions, insurance companies, and savings banks headquartered in Indiana and Michigan. For more information about the FHLBI and its Affordable Housing Program, visit www.fhlbi.com.